COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND THIS CERTIFICATE IS TRANSFERABLE IN JERSEY C!TV, NJ, MEW YORK. NY AMD PITTSBURGH, PA SEE RESTRICTIVE LEGEND ON REVERSE OF CERTIFICATE COMMON STOCK CUSIP 29472R 10 8 SEE REVERSE FOR CERTAIN DEFINITIONSEQUITY LIFESTYLE PROPERTIES, INC. THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.01 EACH OFCOUNTERSIGNED AND REGISTERED AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, N.Y.) TRANSFER AGENT AND REGISTRAR By: AUTHORIZED SIGNATURE SECRETARY CHIEF EXECUTIVE OFFICER

EQUITY LIFESTYLE PROPERTIES, INC. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF 5.0% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE NUMBER OR VALUE OF THE OUTSTANDING EQUITY STOCK OF THE CORPORATION (UNLESS SUCH PERSON IS AN EXISTING HOLDER). NO EXISTING HOLDER SHALL BENEFICIALLY OWN SHARES Of COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE EXISTING HOLDER LIMIT FOR SUCH EXISTING HOLDER, WHICH EXISTING HOLDER LIMIT MAY BE MODIFIED BY THE BOARD OF DIRECTORS OF THE CORPORATION. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS, OR ANY PERSON WHO IS A TRANSFEREE SUCH THAT EXCESS STOCK RESULTS SHALL IMMEDIATELY GIVE WRITTEN NOTICE TO THE CORPORATION. ANY PERSON WHO PROPOSES OR ATTEMPTS TO TRANSFER COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE MARYLAND GENERAL CORPORATION LAW WITH RESPECT TO EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT - Custodian (until age ) TEN ENT — as tenants by the entireties (Cust) JTTEN ___as joint tenants with right of under Uniform Gifts survivorship and not as tenants (Minor) in common to Minors Act Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMFNT MUST CORRESPOND WITH THE NM1E(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed • By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AH ELIGIBLE GUARANTOR INSTITUTlON (BANKS. STOCKBROKERS. SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.